UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-2

QUALYS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

On April 21, 2020, Qualys, Inc. (the “Company”) filed its definitive Proxy Statement (“Proxy Statement”) and form of proxy relating to the solicitation of proxies by the Company in connection with its 2020 Annual Meeting of Stockholders to be held on June 10, 2020. On May 26, 2020, the Company filed a Current Report on Form 8-K announcing certain management changes that occurred after the filing of the Proxy Statement (the “Form 8-K”). The information included in the Form 8-K under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” supplements certain information in the Proxy Statement and should be read in conjunction therewith.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2020

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 East Hillsdale Boulevard

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	QLYS	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On May 21, 2020, Melissa Fisher, Chief Financial Officer of Qualys, Inc. (“Qualys” or the “Company”), notified the Company of her intent to resign, effective as of May 29, 2020, to pursue another opportunity.

Appointment of Officer

On May 26, 2020, the Company announced the appointment of Joo Mi Kim as Chief Financial Officer of the Company, effective June 29, 2020. A copy of the press release related to this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Ms. Kim, age 39, rejoins Qualys from Impact, a partnership automation technology company, where she has served as Chief Financial Officer since September 2019. Ms. Kim previously served as Chief Financial Officer of Aera Technology, an enterprise cognitive technology company, from June 2018 to July 2019, and as Vice President, FP&A, Investor Relations and Operations at Qualys from June 2016 to June 2018. From July 2015 to June 2016, Ms. Kim was Senior Director of Finance at Zynga, a social gaming company. From 2014 to 2015, she was Director of Finance at Anaplan, a planning and performance management platform provider, and from 2012 to 2014, she was Vice President, Finance and Corporate Operations at mLab. Earlier in her career, Ms. Kim was an associate at Foros, an investment bank, from 2009 to 2012, and at J.P. Morgan from 2008 to 2009. Ms. Kim began her career as an economic consultant at Ernst & Young from 2003 to 2006. Ms. Kim holds a B.A. in Economics from the University of Chicago and an M.B.A. from the Wharton School of the University of Pennsylvania.

Ms. Kim and the Company entered into an offer letter dated May 21, 2020 (the “Offer Letter”), which provides for (i) an annual base salary of $330,000; (ii) eligibility to participate in the Company’s corporate bonus plan, with an initial performance-based target of up to 50% of annual base salary; (iii) a sign-on bonus of $20,000 (to be repaid upon voluntary termination within one year of hire date); (iv) an award of restricted stock units (“RSUs”) having a value of approximately $4,000,000, based on the average of the closing trading prices of Qualys common stock for the 30 days ending one week before the date of grant, subject to the terms of the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) and related restricted stock unit agreement (the “RSU Agreement”); and (v) eligibility to participate in the Company’s standard benefit plans and arrangements. The RSUs will vest quarterly over an approximately 4-year period, subject to continued service through each vesting date. The Offer Letter provides that if, within 12 months following a “change in control” (as defined in the 2012 Plan), Ms. Kim’s employment is terminated by Qualys other than for “cause” (as will be defined in the RSU Agreement), death, or disability, or she resigns for “good reason” (as will be defined in the RSU Agreement), then, in each case, 100% of the then-unvested shares subject to the RSUs will accelerate. In addition, if Ms. Kim’s employment is terminated by Qualys without cause, she will be entitled to severance equal to four (4) months of her base salary, subject to her entering into a severance agreement with and a general release of claims in favor of Qualys.

The foregoing summary of Ms. Kim’s compensation is qualified in its entirety by reference to the text of her Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There were no arrangements or understandings between Ms. Kim and any other persons pursuant to which she was selected as the Company’s Chief Financial Officer. There are no family relationships between Ms. Kim and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Ms. Kim that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Ms. Kim will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on August 10, 2012 as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 No. 333-182027.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer letter between Qualys, Inc. and Joo Mi Kim, dated May 21, 2020

99.1	Press release issued by Qualys, Inc. dated May 26, 2020

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot Chairman and Chief Executive Officer

Date: May 26, 2020

Exhibit 10.1

May 21, 2020

Joo Mi Kim

[Address]

Dear Joo Mi:

On behalf of Qualys (the “Company”), I am pleased to offer you the position of Chief Financial Officer, reporting to Philippe Courtot, Chairman, CEO. Your location of work will be Foster City, California. The details of your offer are outlined below:

Salary:	$330,000* (Annual Salary)

* To be paid semi-monthly. Less payroll deductions and all required withholding.

Bonus:	You will be eligible to participate in a bonus program earning up to 50% of your annual salary, depending on Qualys’ performance.

Sign-On

You will be eligible for a sign-on bonus of $20,000 gross (less payroll deductions and all required withholdings), payable on the first pay period after your hire date.

Should you voluntarily terminate from Qualys, Inc. for any reason within one year of your hire date, you will be required to repay Qualys, Inc. the full amount of the hiring bonus.

Benefits:	You will be eligible for the following standard Qualys benefits as of the first of the month following date of hire, pursuant to the terms and conditions of the applicable benefit plan and Company policies: Medical, Dental and Vision. In addition, you are eligible to participate in our life insurance, accidental death, vacation, sick time and 401(k) plans. Qualys may modify compensation and benefits from time to time as it deems necessary.

RSUs:	We will recommend to the Board of Directors (or its Compensation Committee) that you be granted restricted stock units (the “RSUs”) covering shares of Qualys Common Stock. The number of RSUs that management will recommend will be determined by dividing $4,000,000 by the average of the closing trading prices of Qualys Common Stock for the 30 days ending one week before the applicable grant date of your RSUs, rounding up to the nearest whole share. The RSUs will be subject to Qualys’ 2012 Equity Incentive Plan and an RSU agreement thereunder. Your RSUs will vest over approximately 4 years with 1/16 of the RSUs vesting quarterly each three months after the 1st day of the month following your start date as an employee under this

Qualys, Inc.

919 East Hillsdale Boulevard, 4th Floor, Foster City, CA 94404

T 650 801 6100 F 650 801 6101 www.qualys.com

agreement (the “First Vesting Date”). All vesting is subject to your continued service to Qualys through each vesting date. However, 100% of the then unvested shares subject to the RSUs shall accelerate and vest if: (i) Qualys incurs a “change in control” (as defined in the 2012 Equity Incentive Plan); and (ii) your employment is terminated by Qualys other than for “cause” (as will be defined in your RSU agreement), death or disability or you resign for “good reason” (as will be defined in your RSU agreement), in each case, during the period on, and 12 months following, a change in control.

Severance:	Should Qualys terminate your employment without cause, you will be entitled to severance equal to four (4) months of your base salary, provided you sign Qualys’ Severance agreement and the Qualys General Release of Claims.

As a Qualys employee, you will be expected to abide by Qualys rules and regulations, and sign and comply with the attached Proprietary Information and Inventions Agreement, which prohibits unauthorized use or disclosure of Qualys’ proprietary information.

Your employment relationship with Qualys is at-will. You may terminate your employment with Qualys at any time and for any reason whatsoever simply by notifying Qualys. Likewise, Qualys may terminate your employment at any time and for any reason whatsoever, with or without cause or advance notice. This at-will employment relationship cannot be changed except in a writing signed by a Qualys officer.

This letter, together with your Employee Proprietary Information and Inventions Agreement and the RSU agreement between you and Qualys (relating to your grant described above), forms the complete and exclusive statement of your employment agreement with Qualys. The employment terms in this letter supersede any other agreements or promises made to you by anyone, whether oral or written.

Your employment is contingent upon providing evidence of your legal right to work in the United States as required by the US Citizenship and Immigration Services.

We look forward to your acceptance of employment with Qualys under the terms described above. To accept this offer, please sign and date this letter. Please keep a copy of these documents for your records. This offer will expire on May 21, 2020 and is contingent upon successful reference checks and a satisfactory background check.

Joo Mi, we are excited about you joining our team. If you have any questions, please feel free to call me at (650) 801-6151.

Sincerely,

/s/ Rima Touma Bruno
Rima Touma Bruno
Chief Human Resources Officer

Qualys, Inc.

919 East Hillsdale Boulevard, 4th Floor, Foster City, CA 94404

T 650 801 6100 F 650 801 6101 www.qualys.com

Offer Accepted By:	Date Accepted:	Start Date:

/s/ Joo Mi Kim	2020-05-21	June 29, 2020
Joo Mi Kim

Qualys, Inc.

919 East Hillsdale Boulevard, 4th Floor, Foster City, CA 94404

T 650 801 6100 F 650 801 6101 www.qualys.com

Exhibit 99.1

Qualys Appoints Joo Mi Kim as New Chief Financial Officer

Joo Mi Kim rejoins Qualys to replace departing CFO Melissa Fisher

FOSTER CITY, Calif. – May 26, 2020 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based IT, security and compliance solutions, today announced the appointment of Joo Mi Kim as Chief Financial Officer (CFO). Kim will take over from current CFO Melissa Fisher who will depart at the end of the month.

An accomplished leader in financial and strategic planning for technology companies, Joo Mi will play a critical role in leading Qualys to its next stage of growth. She will have worldwide responsibility for all elements of the company’s finance organization, including finance, accounting, investor relations, treasury and tax.

“I’m delighted to be back at Qualys, especially at this time when its innovative cloud platform, product roadmap, and financial strength have well positioned the Company to leverage the global enterprises’ massive shift to cloud-based solutions,” said Joo Mi Kim. “I look forward to working with the executive team and continuing to scale the finance function to support the Company’s highly profitable growth.”

“It is with great pleasure that I welcome Joo Mi back to the Qualys team,” said Philippe Courtot, chairman and CEO of Qualys. “During her past tenure at Qualys, Joo Mi built the foundation of Qualys’ financial systems and processes. This knowledge coupled with her extensive finance and investor expertise will be instrumental as we continue to expand the Qualys Cloud Platform and grow the company.”

Joo Mi brings over 15 years of combined experience in financial planning and operations, investor relations, investment banking, and economic consulting. Most recently, she served as CFO of Impact, a leader in partnership automation, and prior to that was CFO at Aera Technology, an enterprise SaaS company. From 2016 to 2018, Joo Mi served as the Vice President of FP&A and Investor Relations at Qualys. She holds a bachelor’s degree in economics from the University of Chicago and an MBA from The Wharton School of the University of Pennsylvania.

Commenting on Melissa Fisher’s departure, Courtot noted, “We would like to thank Melissa for her many contributions to Qualys and her leadership of the Qualys finance team over the past four years. In fact, Melissa, working with Joo Mi, was a key architect of building our business analytics capabilities and sharing the results with investors to explain the disruptive nature of the powerful cloud platform we have been building over time and of our corresponding business model. We wish her much success in her new position.”

Additional Resources

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•	Read about the Qualys Cloud Platform

•	Follow Qualys on LinkedIn and Twitter

About Qualys

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based IT, security and compliance solutions with over 15,700 active customers in more than 130 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions in a single platform and build security into digital transformation initiatives for greater agility, better business outcomes, and substantial cost savings.

The Qualys Cloud Platform and its integrated Cloud Apps deliver businesses critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance, and protection for IT systems and web applications across on premises, endpoints, cloud, containers, and mobile environments. Founded in 1999 as one of the first SaaS security companies, Qualys has established strategic partnerships with leading cloud providers like Amazon Web Services, Microsoft Azure and the Google Cloud Platform, and managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, DXC Technology, Fujitsu, HCL Technologies, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The Company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Media Contacts:

Tami Casey

Qualys

(650) 801-6196

tcasey@qualys.com